Exhibit 23

Consent of Independent Registered Public Accounting Firm

Hecla Mining Company Capital Accumulation Plan

Coeur d’Alene, Idaho

We hereby consent to the incorporation by reference in the Registration Statements on Form
S-8 (Nos. 333-176364, 333-195019, 333-209727, and 333-229840) of Hecla Mining Company of our report dated June 25, 2020, relating to the financial statements and supplemental schedule of Hecla Mining Company Capital Accumulation Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ BDO USA, LLP

Spokane, Washington

June 25, 2020